(MKS LOGO)

EXHIBIT 99.1

Contact: Seth H. Bagshaw
Vice President & Chief Financial Officer
Telephone: 978.645.5500

MKS Instruments Reports Q3 2010 Financial Results

Andover, Mass., October 20, 2010 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reports third quarter 2010 financial results.

Sales remained strong and were $221.3 million, up from $220.6 million in the second quarter of 2010, and an increase of 117% from $102.0 million in the third quarter of 2009.

Non-GAAP net earnings per share increased 9% as a result of favorable gross margin, lower operating expenses and favorable foreign exchange. Non-GAAP net earnings, which exclude discontinued operations and special items, were $36.8 million, or $0.72 per diluted share, compared to net earnings of $33.4 million, or $0.66 per diluted share in the second quarter of 2010, and a net loss of $2.0 million, or ($0.04) per basic share in the third quarter of 2009.

GAAP net income was $38.6 million, or $0.76 per diluted share, compared to net income of $38.8 million, or $0.76 per diluted shared in the second quarter of 2010, and a net loss of $4.0 million, or ($0.08) per basic share in the third quarter of 2009.

Leo Berlinghieri, Chief Executive Officer and President, said, “Sales to both the semiconductor and other advanced markets are tracking at record levels. The semiconductor market has had an exceptional year so far in 2010, and at this point, we are seeing no significant variation in the semiconductor market. In the other leading edge markets we serve, we anticipate that as the global economy continues its recovery, we will see continued growth. Based on this, we estimate that our fourth quarter sales may range from $215 to $230 million, and at these volumes, our non-GAAP net earnings could range from $0.62 to $0.73 per share.”

Management will discuss third quarter financial results on a conference call tomorrow at 8:30 a.m. (Eastern Time). Dial-in numbers are (800) 762-8779 for domestic callers and (480) 629-9771 for international callers. The call will be broadcast live and available for replay at www.mksinstruments.com. To hear a telephone replay through October 28, 2010, dial (303) 590-3030, pass code 4365453#.

The financial results that exclude discontinued operations and special items are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of non-GAAP financial measures, which exclude discontinued operations, costs associated with acquisitions and special items, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, electrostatic charge management, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation, and environmental monitoring.

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	September 30, 2010	September 30, 2009	June 30, 2010
Net sales	$221,323	$102,028	$220,647
Cost of sales	122,820	64,154	123,328

Gross profit	98,503	37,874	97,319
Research and development	15,070	11,448	16,154
Selling, general and administrative	28,247	22,984	30,902
Amortization of acquired intangible assets	250	690	314
Restructuring	—	143	—

Income from operations	54,936	2,609	49,949
Interest income, net	35	263	254

Income from continuing operations before income taxes	54,971	2,872	50,203
Provision for income taxes	18,370	5,318	17,059

Income (loss) from continuing operations	36,601	(2,446)	33,144
Income (loss) from discontinued operations, net of taxes	2,035	(1,527)	5,633

Net income (loss)	$38,636	$(3,973)	$38,777

Basic income (loss) per share:
Continuing operations	$0.73	$(0.05)	$0.66
Discontinued operations	0.04	(0.03)	0.11

Net income (loss)	$0.77	$(0.08)	$0.77
Diluted income (loss) per share:
Continuing operations	$0.72	$(0.05)	$0.65
Discontinued operations	0.04	(0.03)	0.11

Net income (loss)	$0.76	$(0.08)	$0.76
Weighted average shares outstanding:
Basic	50,226	49,461	50,067
Diluted	50,994	49,461	50,870
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Income (loss) from continuing operations	$36,601	$(2,446)	$33,144
Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	250	690	314
Restructuring and related items (Note 1)	—	143	—
Proforma tax adjustments	(66)	(382)	(90)

Non-GAAP net earnings (loss) (Note 2)	$36,785	$(1,995)	$33,368

Non-GAAP net earnings (loss) per share (Note 2)	$0.72	$(0.04)	$0.66

Weighted average shares outstanding	50,994	49,461	50,870

NOTE 1: The three month period ended September 30, 2009 includes $143 of restructuring charges primarily for severance related costs.

NOTE 2: The Non-GAAP net earnings (loss) and Non-GAAP net earnings (loss) per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Nine Months Ended
	September 30,
	2010	2009
Net sales	$634,136	$249,916
Cost of sales	352,819	179,274

Gross profit	281,317	70,642
Research and development	46,899	37,411
Selling, general and administrative	86,961	74,257
Amortization of acquired intangible assets	1,033	2,071
Gain on sale of asset	(682)	—
Goodwill and asset impairment charges	—	142,958
Restructuring	—	5,536

Income (loss) from operations	147,106	(191,591)
Interest income, net	614	1,485

Income (loss) from continuing operations before income taxes	147,720	(190,106)
Provision (benefit) for income taxes	48,977	(26,339)

Income (loss) from continuing operations	98,743	(163,767)
Income (loss) from discontinued operations, net of taxes	7,895	(63,839)

Net income (loss)	$106,638	$(227,606)

Basic income (loss) per share:
Continuing operations	$1.98	$(3.32)
Discontinued operations	0.16	(1.30)

Net income (loss)	$2.13	$(4.62)
Diluted income (loss) per share:
Continuing operations	$1.94	$(3.32)
Discontinued operations	0.16	(1.30)

Net income (loss)	$2.10	$(4.62)
Weighted average shares outstanding:
Basic	49,965	49,254
Diluted	50,821	49,254
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Income (loss) from continuing operations	$98,743	$(163,767)
Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	1,033	2,071
Excess & obsolete inventory adjustment (Note 1)	—	12,900
Gain on sale of asset (Note 2)	(682)	—
Goodwill and asset impairment charges (Note 3)	—	142,958
Restructuring and related items (Note 4)	—	4,287
(Benefit) for income taxes (Note 5)	—	(6,370)
Proforma tax adjustments	(48)	(8,557)

Non-GAAP net earnings (loss) (Note 6)	$99,046	$(16,478)

Non-GAAP net earnings (loss) per share (Note 6)	$1.95	$(0.33)

Weighted average shares outstanding	50,821	49,254

NOTE 1: Cost of sales for the nine month period ended September 30, 2009 includes $12,900 of special charges for excess, obsolete and committed inventory purchases.

NOTE 2: The nine month period ended September 30, 2010 includes a $682 gain on the sale of a vacated facility.

NOTE 3: The nine month period ended September 30, 2009 includes a $142,958 charge related to the impairment of goodwill and other long-lived assets.

NOTE 4: The nine month period ended September 30, 2009 includes $5,536 of restructuring charges primarily for severance related costs offset by a credit of $1,249 for the reversal of previously expensed equity compensation charges of terminated employees.

NOTE 5: The nine month period ended September 30, 2009 includes a benefit of $6,370 attributable to the reversal of FIN 48 reserve items as a result of a Federal audit close.

NOTE 6: The Non-GAAP net earnings (loss) and Non-GAAP net earnings (loss) per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	September 30, 2010	December 31, 2009
ASSETS
Cash and short-term investments	$343,725	$271,795
Trade accounts receivable	155,619	94,215
Inventories	152,096	118,004
Other current assets	56,472	48,867

Total current assets	707,912	532,881
Property, plant and equipment, net	67,659	67,196
Goodwill	137,728	144,511
Other acquired intangible assets	1,993	4,963
Other assets	20,327	24,518

Total assets	$935,619	$774,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$9,553	$12,885
Accounts payable	37,453	26,292
Accrued expenses and other liabilities	63,151	32,123

Total current liabilities	110,157	71,300
Other long-term liabilities	23,809	17,836
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	654,610	645,411
Retained earnings	135,407	28,769
Other stockholders’ equity	11,523	10,640

Total stockholders’ equity	801,653	684,933

Total liabilities and stockholders’ equity	$935,619	$774,069